Dividend Capital Diversified Property Fund Inc. POS AM

Exhibit 10.23

FINAL FORM

MASTER LEASE

DCX [●] DST, a Delaware statutory trust,
as Landlord,

-to-

DCX [●] Master Tenant LLC, a Delaware limited liability company as Tenant

Premises:          [●]

Dated as of: [●], [●]

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TABLE OF CONTENTS

(continued)

		Page

Paragraph 37:	Name Buildings/Demised Premises; Signs	26
Paragraph 38:	Attorneys’ Fees	26
Paragraph 39:	Definitions	26

EXHIBIT A Legal Description

EXHIBIT B Form of Memorandum of Lease

EXHIBIT C Form of Termination of Memorandum of Lease

EXHIBIT D Form of Assignment and Assumption of Subleases

SCHEDULE 1 Rent

SCHEDULE 2 Percentage Interests

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MASTER LEASE

This Master Lease, dated as of [●],[●] (this “Lease”) is by and among DCX [●] DST, a Delaware statutory trust (together with its successors and assigns, “Landlord”), and DCX [●] Master Tenant LLC, a Delaware limited liability company, having an address at 518 17th Street, 17th Floor, Denver, Colorado 80202 (together with its successors and assigns, “Tenant”).

W I T N E S S E T H:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord all of Landlord’s right, title and interest in and to the land parcel (the “Land”) described in Exhibit A annexed to this Lease and made a part of this Lease, together with [●]1 (the “Improvements”).

TOGETHER WITH:

(a)          and subject to, that certain [●]2 dated [●],[●], as amended from time to time; and

(b)          the rights and appurtenances pertaining to the Land, including [●]3 (the Land and all of the foregoing, including the Improvements sometimes referred to hereafter as the “Demised Premises”).

SUBJECT TO the Permitted Exceptions (as hereinafter defined). The demise of the Demised Premises includes, without limitation, Tenant’s right to use the furniture, fixtures, equipment and other personal property, if any, owned by Landlord and located in, on or about the Demised Premises (the “Personalty”), and Tenant hereby waives any right, title or interest to the ownership thereof, whether pursuant to statute or common law.

NOW, THEREFORE, IT IS MUTUALLY COVENANTED AND AGREED between Landlord and Tenant as follows:

Paragraph 1:        Term.

The term (the “Term”) of this Lease shall commence on [●], [●] (the “Commencement Date”) and expire on the twentieth (20th) anniversary of the Commencement Date (the “Expiration Date”) unless sooner terminated as hereinafter provided.

All of the terms, provisions and conditions of this Lease shall be effective as of the Commencement Date.

1 Note to Draft: Include appropriate description of improvements.

2 Note to Draft: Clause (a) is intended to capture any additional agreements that should be included in the property description.

3 Note to Draft: Include appropriate description of appurtenances.

Paragraph 2:        Rental.

A.          Tenant agrees to pay Landlord (or as otherwise directed by Landlord), without any setoff or deduction whatsoever, except as otherwise specifically provided under this Lease, a fixed rental (“Fixed Rent”) in accordance with the terms of Schedule 1 annexed to this Lease and made a part of this Lease. During the Term, the Fixed Rent shall be payable in quarterly installments as set forth on Schedule 1, on the dates set forth on said Schedule 1, provided, that if this Lease is terminated prior to the Expiration Date, then Tenant agrees to pay Landlord the pro rata portion of the then current quarterly installment of the Fixed Rent through and including the date of such early termination. The Fixed Rent payable by Tenant pursuant to this Lease shall be over and above all other payments required to be made by Tenant as provided in this Lease.

B.          All Fixed Rent, additional rent, and other sums payable by Tenant hereunder shall be paid in lawful money of the United States of America and without relief from valuation and appraisement laws. Any installment or installments of Fixed Rent, additional rent, and/or other sums coming due to Landlord under the provisions of this Lease which are not paid when due and remain unpaid for thirty (30) days following notice and demand from Landlord, shall bear interest at the Default Rate (as hereinafter defined) from the date such amounts had originally become due hereunder, until such amounts shall have been paid by Tenant. As used throughout this Lease, the term “Default Rate” shall mean a rate per annum equal to the lesser of (i) the Prime Rate (as hereinafter defined) plus two percent (2.00%) and (ii) the maximum legal rate, if any. As used herein, the term “Prime Rate” means, for any period of time, the then published prime interest rate upon unsecured loans charged by JPMorgan Chase Bank, N.A. or its successor (or Citibank or its successor if JPMorgan Chase Bank, N.A. or its successor shall cease to exist or shall not have an announced prime rate or lastly, if Citibank, or its successor, shall cease to exist or shall not have an announced prime rate, the prime rate of the largest commercial bank headquartered in the City of New York) on loans of ninety (90) days.

C.          Commencing on the Commencement Date and at all times during the Term, Tenant shall pay or shall cause all Sublessees (as hereinafter defined) to pay for all public utilities, including all charges for electricity, water, fuel oil, gas and telephone, incurred in connection with the occupancy, maintenance and/or operation of the Demised Premises, and any and all other costs and expenses incurred in connection with the occupancy, maintenance and/or operation of the Demised Premises.

D.          Except as expressly provided otherwise in this Lease, this Lease shall be deemed and construed to be a “net lease” and Tenant shall pay absolutely net to Landlord throughout the term of this Lease, the Fixed Rent, and all other charges payable by Tenant hereunder, free of any charges, assessments, impositions, expenses or deductions of any kind and, except as specifically provided in this Lease, without abatement, deduction or setoff, and under no circumstances or conditions, whether now existing or hereafter arising, or whether within or beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder except as set forth herein, and Tenant agrees to pay all costs and expenses of every kind and nature whatsoever arising out of or in connection with the Demised Premises which may arise or become due during, or in connection with, the term of this Lease, and which, except for the execution and delivery of this Lease, would have been payable by Landlord. Landlord and Tenant agree that this Lease is a “true lease” and does not represent a financing arrangement, joint venture, management arrangement, or any arrangement other than a true lease. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment.

E.          Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of Fixed Rent or additional rent hereunder, nor shall the obligations of Tenant under this Lease be in any way affected, by reason of (i) any damage to or destruction of all or any part of the Demised Premises from whatever cause, (ii) the taking of the Demised Premises or any portion thereof by condemnation, requisition or otherwise, (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Demised Premises or any interference with such use by law or ordinance or other governmental regulation or by injunction, (iv) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant may be parties, or (v) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee of Landlord. It is the intention of the parties to this Lease that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, additional rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been suspended or terminated pursuant to an express provision of this Lease.

F.          Tenant and Landlord shall keep separate books and records as to rental payments received and/or paid by each, as the case may be, and each party shall separately report rental expense and income. Tenant shall not keep books or records on behalf of Landlord.

Paragraph 3:       Use of Demised Premises.

Subject to and in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities having jurisdiction thereof, Tenant covenants and agrees that it shall use the Demised Premises for any lawful purpose (and for no other purpose). Anything herein contained to the contrary notwithstanding, Tenant shall not use or permit the use of the Demised Premises or any part thereof for any unlawful or illegal purposes or in violation of any certificate of occupancy, or for any extra-hazardous purpose or in such manner as to create or constitute a nuisance of any kind.

Paragraph 4:       Payment of Taxes.

A.         As used herein, the term “Taxes” shall mean all taxes, assessments, water charges and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or during the term of this Lease may be assessed, levied, confirmed, imposed upon or become a lien on the Demised Premises or the Land, or any part thereof, or for any use or occupation of the Demised Premises, and such franchises as may be appurtenant to the use of the Demised Premises, this transaction or any document to which Tenant is a party. The term “Taxes” as used herein shall not include any franchise, excise, corporate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax upon the income of Landlord.

B.          As additional rent, Tenant shall pay or shall cause to be paid, as the same shall become due and payable, all Taxes which are assessed and are, or become, a lien during the term of this Lease; provided, however, that with respect to any bill or statement for Taxes issued by any taxing authority directly to Landlord, Tenant shall have no obligation to pay such Taxes, or interest or penalties accrued with respect thereto, until seven (7) business days shall have expired following Tenant’s receipt of such bill or statement. Tenant shall, promptly after payment, deliver to Landlord receipts evidencing payment of all such Taxes. Tenant may pay or shall cause to be paid any Taxes in installments, if payment may be so made, without fine or penalty. Notwithstanding the foregoing, in the event the holder (the “Fee Mortgagee”) of any mortgage which affects Landlord’s interest in the Demised Premises or any portion thereof (each such mortgage, a “Fee Mortgage”) requires that Taxes be paid in advance of their due date, or in installments in advance of the due date to be held in escrow by the Fee Mortgagee, Tenant hereby agrees to pay or shall cause to be paid Taxes as required by the Fee Mortgagee.

C.          Landlord hereby designates Tenant to act on its behalf and, during the Term of this Lease, assigns to Tenant Landlord’s rights and interest: (a) to complete, terminate or settle any appeal proceedings pending on the Commencement Date with respect to real estate tax assessments of the Demised Premises for periods prior to the Commencement Date, (b) to determine the need to initiate an appeal of any real estate tax assessment of the Demised Premises with respect to periods prior to or after the Commencement Date, and to complete, terminate or settle any such appeals, and (c) to engage legal counsel in connection with the foregoing, provided, however, that any refunds or settlement monies resulting from such appeals shall be applied as follows subject to the terms of any Fee Mortgage: (i) first, to the payment of all attorneys’ fees and costs attendant to such appeals, (ii) second, to Sublessees to the extent such Sublessees are entitled to a portion of such refunds or monies under their respective subleases and (iii) third, so long as an Event of Default is not occurring hereunder, to Tenant. Tenant shall pay all costs, including attorneys’ fees and costs, attendant to such appeals (to the extent not covered by the application of any refunds or settlement monies) and Landlord shall have no obligation to pay the same. To the extent any refund or settlement monies are received that relate to the period after the Expiration Date, after the application set forth in clauses (i) and (ii) above, the remainder of such refunds shall be for Tenant, to the extent such refunds or settlement relates to a period of time on or prior to the Expiration Date, and to Landlord, to the extent such refunds or settlement relates to a period of time after the Expiration Date. At Tenant’s sole cost and expense, Landlord shall cooperate with Tenant to the extent Landlord’s participation is necessary to initiate, settle, terminate, extend or amend such appeals or to otherwise secure any refunds.

D.          All Taxes assessed for the tax year in which this Lease shall commence or terminate (including any installment or installments of such Taxes which Tenant has elected to pay in installments) shall be apportioned between Landlord and Tenant. The allocation provided herein shall be on the basis of the number of days elapsed during the fiscal year for which Taxes are being paid. If this Lease shall have terminated by reason of Tenant’s default, all Taxes outstanding to the date of such termination shall be paid in full by Tenant.

Paragraph 5:       Proration.

All utility costs, insurance premiums on policies transferred to Tenant, if any (or Landlord, upon the expiration of the term of this Lease), and similar items of expense pertaining to the Demised Premises for the years of commencement and termination of this Lease shall be prorated between Landlord and Tenant.

Paragraph 6:       Tenant’s Improvements and Alterations.

A.          Tenant shall have the right to make any improvements or alterations (“Tenant Improvements”) to the Demised Premises, provided that such Tenant Improvements (i) would not diminish, by more than a de minimus amount, the current or residual value, remaining useful life or utility of the Demised Premises immediately prior to such Tenant Improvements, (ii) would not cause the Demised Premises to become a “limited use” property within the meaning of IRS Revenue Procedure 2001-28, 2001-1 C.B. 1156 or (iii) would not otherwise cause this Lease to be treated as other than a “true lease” for federal income tax purposes. All Tenant Improvements shall be done at Tenant’s full cost, expense and risk, shall comply with all applicable governmental rules and regulations, and shall be done in a first class workmanlike manner. Tenant shall provide ten (10) days prior written notice to Landlord for any Tenant Improvements other than non-structural repairs and maintenance consistent with keeping the Demised Premises in good repair.

B.          Promptly following completion of any Tenant Improvements, Tenant shall furnish to Landlord a copy of any and all “as-built” plans and specifications if and to the extent prepared by Tenant in connection with such Tenant Improvements.

C.          Tenant Improvements and all movable property, furniture, furnishings and trade fixtures including those affixed to the Improvements or the Land (but in no event any Personalty) shall remain the property of Tenant and may be removed by Tenant at its option at any time on or before the expiration of the term of this Lease, provided, that such removal (i) would not diminish, by more than a de minimus amount, the current or residual value, remaining useful life or utility of the Demised Premises immediately prior to such Tenant Improvement(s), (ii) would not cause the Demised Premises to become a “limited use” property within the meaning of IRS Revenue Procedure 2001-28, 2001-1 C.B. 1156 or (iii) would not otherwise cause this Lease to be treated as other than a “true lease” for federal income tax purposes. In the case of any damage to the Demised Premises by such removal, Tenant shall restore the Demised Premises to substantially the same condition existing prior to such damage. Any Tenant Improvements, fixtures, or equipment not removed by Tenant at the end of the term of this Lease may, at the option of Landlord, be deemed to have been abandoned, and in such case shall be retained by Landlord as its property. Tenant’s obligations pursuant to this Subparagraph 6.C shall survive the termination of this Lease. Notwithstanding the foregoing, Tenant shall remove any Specialty Items (as hereinafter defined) and repair any damage to the Demised Premises occasioned by such removal. The term “Specialty Items” shall mean Tenant Improvements affixed to the Improvements or the Land, the removal of which Landlord has notified Tenant will be required, such notification to occur at the time Tenant has submitted plans and specifications for such Tenant Improvements in accordance with Subparagraph 6.B.

Paragraph 7:       Repairs.

A.          Tenant will (i) make all necessary repairs and replacements to the Demised Premises, whether ordinary or extraordinary, foreseen or unforeseen, structural or non-structural, during the term of this Lease, (ii) keep the same in substantially the same condition and repair as when received and (iii) at the expiration or sooner termination of this Lease, return the Demised Premises to Landlord in substantially the same condition and repair as when received, ordinary wear and tear and casualty and condemnation losses excepted. In furtherance and not in limitation of the foregoing, but subject to the provisions of Paragraph 11, Tenant agrees to perform any necessary capital repairs, replacements and restorations to the Demised Premises as and when the same are necessary (in Tenant’s sole judgment).

B.          Except as provided in Paragraph 13, Landlord will not make any repairs or alterations to the Demised Premises during the term of this Lease.

Paragraph 8:       Compliance With Laws.

Tenant shall comply with all orders, regulations, rules and requirements of every kind and nature relating to the Demised Premises, now or hereafter in effect, of all governmental authorities, whether they be usual or unusual, ordinary or extraordinary, or whether they or any of them relate to any structural changes or requirements of whatever nature, or to changes or requirements incident to or as the result of any use or occupation thereof or otherwise. Except as expressly provided otherwise in Paragraph 9, Tenant shall pay all costs and expenses incidental to such compliance and will indemnify and save Landlord harmless from and against all expenses, costs and damages of every nature by reason of any notice, orders, violations or penalties filed against or imposed upon the Demised Premises or against Landlord as owner thereof, because of the failure of Tenant to comply with this covenant. Tenant shall have the right to contest or review any such order by legal proceedings or in such manner as Tenant may deem advisable and may have any such order cancelled, removed or revoked, without actual compliance therewith. If any such actions or proceedings are instituted by Tenant, they shall be instituted and conducted diligently and in good faith at the expense of Tenant and free of expenses to Landlord. In the event of any default under this Paragraph 8, Landlord may comply with any such order, regulation, rule or requirement and the cost and expense of so doing may be paid by Landlord and shall be repaid to Landlord by Tenant within thirty (30) days of demand therefor, as additional rent due hereunder.

Paragraph 9:       Indemnification.

Tenant shall indemnify and save harmless Landlord, each Fee Mortgagee and their respective successors and assigns, and any partner, or principal (disclosed or undisclosed) of Landlord from and against any and all liability and damages, and from and against any and all suits, claims, and demands of every kind and nature, including reasonable counsel fees and expenses, by or on behalf of any person, firm, association or corporation to the extent arising out of or based upon the negligence or willful misconduct of Tenant or any agent, employee or contractor of Tenant, or any accident, injury or damage, however occurring, which shall or may happen during the term of this Lease, on or about the Demised Premises. Nothing herein contained shall require Tenant to indemnify Landlord, any Fee Mortgagee, or any parties or principal (disclosed or undisclosed) of Landlord based upon the following (each, an “Excepted Item”): (a) any accident, injury or damage on or about the Demised Premises, arising out of the gross negligence or willful misconduct of Landlord or any agent of Landlord; (b) any misrepresentation made by Landlord herein; (c) any condition of the Land or Improvements existing prior to Tenant’s first occupancy of the Demised Premises; or (d) the presence on, within or under the Land or Improvements, which existed prior to Tenant’s first occupancy of the Demised Premises, of any materials that are regulated by or form the basis of liability under any Environmental Law (as hereinafter defined), including, without limitation, (i) any substance identified under any Environmental Law as a pollutant, contaminant, hazardous substance, liquid, industrial or solid or hazardous waste, hazardous material or toxic substance, (ii) any petroleum or petroleum derived substance or waste, (iii) any asbestos or asbestos-containing material, (iv) any PCB or PCB-containing or urea-formaldehyde-containing material or fluid and (v) any radioactive material or substance (collectively, “Hazardous Substances”). Tenant, at its expense, shall have the right to defend with counsel of its own choice any legal proceeding commenced or threatened against Landlord or Tenant, in connection with which a claim for indemnification may be asserted by Landlord. Landlord shall indemnify and save harmless Tenant, its officers, directors, shareholders, successors, permitted assigns, and any guarantor of Tenant’s obligations hereunder from and against any liability and damages, and from and against any and all suits, claims and demands of every kind and nature, including reasonable counsel fees and expenses, to the extent arising out of or based upon any Excepted Item. Landlord, at its expense, shall have the right to defend with counsel of its own choice any legal proceeding commenced or threatened against Landlord or Tenant, in connection with which a claim for indemnification may be asserted by Tenant on account of any Excepted Item.

Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations of any nature in or to the Demised Premises, Tenant hereby assuming the full and exclusive control thereof and responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

Paragraph 10:      Insurance.

Tenant shall obtain (or cause to be obtained) and keep in full force and effect either builder’s risk insurance (the “Builder’s Risk Insurance Policy”) coverage or permanent All Risk/All Perils insurance coverage as appropriate and to the extent applicable. All insurance policies shall be commercially reasonable and issued by carriers licensed in the state in which the Demised Premises is located with a Best’s Insurance Reports policy holder’s rating of “A” and a financial size category of Class “X”. The policies shall provide for the following, and any other coverage that a Fee Mortgagee may from time to time deem necessary:

A.          Coverage against all perils and/or builders risk in the amount of one hundred percent (100%) of the replacement cost of all Improvements located or to be located on the Land. If the policy is written on a “co-insurance” basis, the policy shall contain an “agreed amount endorsement” as evidence that the coverage is in an amount sufficient to insure the full amount of any fee first mortgage indebtedness secured by the Demised Premises;

B.          Commercial general liability coverage in a minimum amount of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, with umbrella coverage for $5,000,000;

C.          Rent loss or business interruption coverage in a minimum amount approved by Fee Mortgagee of not less than the appraised rentals for a minimum of one year;

D.          Flood hazard coverage in a minimum amount available, if the premises are located in a special flood hazard area (“Flood Hazard Area”) as designated by the Federal Emergency Management Agency on its Flood Hazard Boundary Map and Flood Insurance Rate Maps, and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps; and

E.          Workers Compensation and Disability insurance as required by law.

Each policy shall provide that the insurer will endeavor to deliver written notice to Landlord at least thirty (30) days’ prior to cancellation, reduction or termination.

Paragraph 11:      Damage or Destruction.

A.          If during the Term of this Lease any portion of the Demised Premises or the Improvements are damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord. Unless Landlord or Tenant exercises its express right to terminate this Lease as a result of such fire or other casualty in accordance with this Paragraph 11, Tenant shall (or shall cause the applicable Sublessees to) promptly repair, replace and rebuild (collectively, “Repair”) the same, at least to the extent of the value, and as nearly as reasonably possible to the character of the property involved, as it was immediately before the loss. Prior to the commencement by Tenant of the Repair of any such damage as required pursuant to this Paragraph 11, Tenant shall submit plans and specifications for such Repair to Landlord for approval, which approval will not be unreasonably withheld or delayed. Any such Repair shall be done in a first class workmanlike manner, and in compliance with all applicable laws. Tenant shall also furnish to Landlord an estimate of the cost of any Repairs, which estimate shall be prepared by a licensed architect (the “Architect”) reasonably acceptable to Landlord.

B.          Unless any Fee Mortgage requires payment of any insurance proceeds to the Fee Mortgagee thereunder or except as set forth in Subparagraph 11.F, all insurance proceeds under the insurance policies to be maintained by Tenant hereunder shall be paid to Tenant. If the insurance proceeds from such policies made available to Tenant shall be insufficient for the proper and complete Repair of the damaged property, or if there be no insurance proceeds, Tenant shall nevertheless be required to make the Repairs at its own cost and expense or to pay for any such deficiency. If the amount of such net insurance proceeds shall be in excess of the cost of the Repairs, such excess shall be paid to Tenant, unless any Fee Mortgage requires payment thereof to the Fee Mortgagee thereunder, in which event such excess shall be delivered to such Fee Mortgagee and Landlord shall promptly pay to Tenant an amount equivalent to the amount delivered to such Fee Mortgagee.

C.          Notwithstanding anything herein contained to the contrary, if all or a portion of the Demised Premises shall be damaged or destroyed, and the cost of restoring the Demised Premises following such damage or destruction, as determined by the Architect, is thirty percent (30%) or more of the fair market value of the Improvements immediately prior to such damage or destruction, Tenant shall have the right, exercisable by written notice delivered to Landlord within thirty (30) days of such damage or destruction, to terminate this Lease (as opposed to Tenant proceeding with the Repair of the Demised Premises), and upon delivery of the foregoing notice to Landlord, this Lease and the terms of this Lease shall cease and come to an end and all rentals shall be apportioned as of the date of such damage or destruction.

D.          Tenant shall control the negotiations with the relevant federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, court or quasi-governmental authority (the “Governmental Authority”) in connection with any destruction or damage. Tenant shall give to Landlord such information, and copies of such documents, which relate to such proceedings and are in the possession of Tenant or are readily obtainable by Tenant, when and as reasonably requested.

E.          If any damage or destruction to the Demised Premises occurs at a time when the then current Term of this Lease has two (2) years or less to run, and the cost of restoring the Demised Premises following such damage or destruction, as determined by the Architect, is thirty percent (30%) percent or more of the fair market value of the Improvements immediately prior to such damage or destruction, this Lease, except as hereinafter provided, may be terminated and ended at the election of either Landlord or Tenant (as opposed to Tenant proceeding with the Repair of the Demised Premises), provided that notice in writing of such election shall be sent by the party so electing to the other, within thirty (30) days after the occurrence of such damage or destruction. Upon such termination, this Lease and the Term thereof shall cease and come to an end and all rentals shall be apportioned as of the date of such destruction or damage. If pursuant to this Subparagraph 11.E Landlord shall elect to terminate this Lease, Tenant shall then have the right to exercise any unexpired options to extend the Term of this Lease, in accordance with the terms of this Lease, and in the event Tenant exercises any such renewal option within twenty (20) days after receiving such notice of termination from Landlord, such termination notice shall be void and of no effect and Tenant shall Repair the Demised Premises as provided in this Paragraph 11.

F.          If this Lease is terminated as a result of any damage or destruction in accordance with this Paragraph 11, the entire insurance proceeds payable on account of such damage and destruction shall be paid to Landlord unless any Fee Mortgage requires payment of any insurance proceeds to the Fee Mortgagee thereunder. Subject to any Fee Mortgage, if Tenant shall not commence the repair or rebuilding of the Demised Premises within a period of ninety (90) days after damage or destruction, subject to extension for force majeure, and prosecute the same thereafter with such dispatch as may be necessary to complete the same within a reasonable period after said damage or destruction occurs, not to exceed three hundred and sixty (360) days from the date of commencement of such repair or rebuilding, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, any insurance proceeds received by Tenant shall be paid to and retained by Landlord as security for the continued performance and observance by Tenant of Tenant’s covenants and agreements hereunder, subject to the terms of any applicable Fee Mortgage, such proceeds to be released to Tenant only upon the completion of reconstruction or repairs in accordance with such disbursement requirements as Landlord may reasonably impose, including, without limitation, reasonable approval by Landlord of any plans, specifications and budget for such reconstruction or repair, and receipt by Landlord of all lien waivers.

G.          So long as this Lease is not terminated in accordance with this Paragraph 11, neither the rent payable by Tenant nor any of Tenant’s other obligations under the other provisions of this Lease shall be affected by any damage to or destruction of the Demised Premises, and Tenant expressly waives such additional rights as it might otherwise have under any law or statute by reason of damage or destruction of the Demised Premises by fire or any other cause.

Paragraph 12:      Condemnation.

A.          If at any time during the term of this Lease, all or substantially all of the Demised Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right, this Lease and the term of this Lease shall terminate and expire on the date of such taking and the Fixed Rent and other sums of money and charges herein reserved and provided to be paid by Tenant shall be apportioned and paid by Tenant to the date of such taking.

B.          If less than substantially all of the Demised Premises shall be taken as aforesaid, this Lease and the term of this Lease shall continue, without reduction, abatement or effect of any nature whatsoever upon said term or the liability of Tenant to pay in full the additional rent and other sums of money and charges herein reserved and provided to be paid by Tenant; provided, however, that the Fixed Rent payable by Tenant shall be reduced to equal an amount which bears the same ratio to the Fixed Rent payable immediately prior to such taking as the rentable area of the untaken portion of the Improvements bears to the rentable area of the Improvements immediately before the taking. Notwithstanding the foregoing, if at any time during the term of this Lease twenty-five percent (25%) or more of (i) the Improvements, or (ii) the parking areas within the Demised Premises, shall be taken as aforesaid, or if access to all of the parking areas upon the Demised Premises shall be obstructed for at least six (6) consecutive months as a result of such taking, Tenant shall have the right, exercisable by written notice to Landlord delivered at any time within thirty (30) days of such taking, to terminate this Lease, whereupon this Lease and the term of this Lease shall terminate and expire on the date of such taking, and the Fixed Rent and other sums of money and charges herein reserved and provided to be paid by Tenant shall be apportioned and paid by Tenant to the date of such taking.

C.          All compensation awarded or paid upon such a total or partial taking of the Demised Premises shall belong to and be the property of Landlord without any participation by Tenant. Nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, depreciation or damage to and/or cost of removal or the value of stock and/or trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that no such claim or award shall diminish or otherwise adversely affect Landlord’s claim or award, nor any claim or award of any Fee Mortgagee. In no event shall Tenant make any claim for the value of the unexpired term of this Lease. If any award pursuant to a taking of the nature described in Subparagraph 12.B above shall have a “loss of use” component specifically allocated, such component of the award shall be paid to Tenant.

D.          In the event of a condemnation for a temporary use or occupancy of a portion of the Demised Premises for any public or quasi-public use or purpose during the term of the Lease, this Lease shall be and remain unaffected by such condemnation and Tenant shall continue to be responsible for all of its obligations hereunder and it shall continue to pay all Fixed Rent, additional rent, and other sums of money and charges herein reserved. In the event of any such condemnation, Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date (as extended in the event Tenant exercises its option to extend the term of this Lease), in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Demised Premises and the portion of any such award allocable to the period following the Expiration Date. At the termination of such public or quasi-public occupancy prior to the Expiration Date, Tenant shall, at its own expense, restore the Demised Premises as nearly as reasonably possible to the condition in which they were prior to the condemnation. Notwithstanding the preceding provisions of this Paragraph 12, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Demised Premises shall be delivered forthwith to Landlord to be held by Landlord in trust for the payment of future installments of Fixed Rent and other money and charges herein reserved by Tenant as provided in this Lease, and the restoration of the Demised Premises. Notwithstanding the foregoing, a temporary taking of more than twenty-five percent (25%) of the Improvements or all of the parking areas upon the Demised Premises which in either case lasts more than six (6) consecutive months shall be deemed a permanent taking of all the Property hereunder.

E.          Tenant shall control the negotiations with the Governmental Authority in connection with any taking. Tenant shall give to Landlord such information, and copies of such documents, which relate to such proceedings and are in the possession of Tenant or are readily obtainable by Tenant, as reasonably requested.

Paragraph 13:      Landlord’s Right to Perform Tenant’s Covenants.

If Tenant shall at any time fail to make any payment or perform any act on its part to be made or performed hereunder, then Landlord, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may at its option pay any sum or perform any act on Tenant’s part to be paid or performed as provided herein, and may enter upon the Demised Premises for any purpose and take any action thereon as may be necessary to cure such failure. The amount of any payment made or expense incurred by Landlord in connection with the foregoing, with interest thereon at the Default Rate from the date of payment, shall constitute additional rent and shall be paid by Tenant to Landlord on demand. Notwithstanding the foregoing, Landlord may not, except in the case of an emergency, exercise any rights pursuant to this Paragraph 13, except upon thirty (30) days’ prior written notice to Tenant.

In the event Tenant fails to pay Taxes or any other sum which Tenant is required by the terms of this Lease to pay, and Landlord, in its absolute discretion elects to pay such sum on behalf of Tenant, Tenant shall pay to Landlord, as additional rent hereunder, within fifteen (15) days of demand therefor, the amount of such payment, together with interest at the Default Rate, from the date of such payment by Landlord until the date Tenant pays such sums to Landlord.

Paragraph 14:      Discharge of Liens.

A.          Tenant shall not create, permit to be created or to remain, and covenants to discharge any lien, encumbrance or charge upon the Demised Premises or any part thereof or the income therefrom having any priority or preference over this Lease or ranking on a parity with the estate, right and interest of Landlord in the Demised Premises or the Land, or any part thereof, or the income therefrom, and Tenant will not suffer any matter or thing whereby the estate, right and interest of Landlord might be impaired except as expressly provided in this Lease. Except for any Fee Mortgage, Landlord shall not create, permit to be created or to remain, and covenants to discharge any lien, encumbrance or charge upon the Land or the Improvements or any part thereof or the income therefrom, and Landlord will not suffer any matter or thing whereby the estate, right and interest of Tenant might be impaired except as expressly provided in this Lease.

B.          If, as a result of action or inaction by Tenant, any mechanic’s, laborer’s or materialmen’s lien shall at any time be filed against any part of the Demised Premises, Tenant shall within sixty (60) days after the notice of the filing thereof cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant fails to cause such lien to be so discharged, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Default Rate, shall constitute additional rent paid by Tenant hereunder and shall be paid by Tenant to Landlord on demand. Tenant shall defend on behalf of Landlord and at Tenant’s own cost and expense any action which may be brought for the enforcement of any such liens, and Tenant shall pay any damages and discharge any judgment entered thereon and indemnify and save Landlord and any Fee Mortgagee harmless from and against any claim or damage resulting therefrom. In the event any mechanic, laborer or materialman shall send a notice of lien to Landlord, and not to Tenant, Landlord shall forward a copy of such notice of lien to Tenant, and the foregoing sixty (60) day period shall commence as of the date Tenant receives such notice.

C.          Anything to the contrary in the foregoing notwithstanding, Tenant shall not be required to pay, discharge or remove any mechanic’s, laborer’s or materialman’s lien filed against the Demised Premises, or any part thereof, so long as Tenant shall in good faith proceed to contest the same, or the validity thereof, by appropriate legal proceedings, which shall operate to prevent enforcement of such lien, so long as Tenant’s failure to pay, discharge or remove such lien does not result in a default under the terms of any Fee Mortgage or other agreement affecting the Demised Premises.

D.          All materialmen, contractors, artisans, mechanics, laborers and any other persons who now or hereafter have contracted with Tenant (or any Sublessee) for the furnishings of any labor, services, materials, supplies or equipment with respect to any portion of the Demised Premises at any time from the date of this Lease until the end of the term of this Lease, are hereby charged with notice that they must look exclusively to Tenant (or such Sublessee) to obtain payment for the same.

Paragraph 15:      Landlord’s Access to Premises.

A.          Subject to the terms of any Subleases, Tenant will permit Landlord and its authorized representatives upon reasonable notice to enter the Demised Premises during business hours (but not more than one time during any calendar year) for the purpose of inspecting the same and performing any work therein that may be necessary by reason of Tenant’s failure to make any repairs or perform any work required of Tenant pursuant to the terms of this Lease. Nothing herein shall imply any duty upon the part of Landlord to do any such work, and performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same.

B.          Landlord, upon reasonable notice, shall have the right to enter the Demised Premises during business hours, for the purpose of showing same to prospective purchasers of the Demised Premises and, at any time within twelve (12) months prior to the expiration of the term of this Lease (unless Tenant shall have exercised its option to extend the term of this Lease as hereinafter provided), for the purpose of showing same to prospective tenants.

C.          Landlord’s rights under this Paragraph 15 shall be subject to the limitations that (i) Landlord shall use all reasonable efforts to avoid interference with or disruption to Tenant’s operations in the Demised Premises, and (ii) Tenant shall have the right to designate secure areas within the Demised Premises in which access shall be permitted only in the company of a designated representative of Tenant.

D.          Tenant shall not enter into any future Sublease unless such Sublease contains the following provision:

“Master Lease. Tenant acknowledges that the Premises is subject to that certain Master Lease (the “Master Lease”) dated as of [●],[●], by and between various parties as landlord (the “Master Landlord”), and Landlord as tenant, and that this Lease shall in all respects be subject and subordinate to the terms of the Master Lease and any other ground lease, master lease or underlying lease now or hereafter placed on the property containing the Premises. No further documentation shall be required to evidence the foregoing; provided, however, that in confirmation of such subordination, Tenant shall execute promptly any certificate, in recordable form, that Landlord may reasonably request.

In the event Master Landlord shall succeed to the rights of Landlord, or if any lessor of any underlying or ground lease shall succeed to the position of Landlord under this Lease, then Tenant will recognize such successor landlord as Landlord of this Lease and pay the rent and attorn to and perform the provisions of this Lease for the benefit of any such successor Landlord, and Master Landlord will recognize Tenant under this Lease. No documentation other than this Lease shall be necessary to evidence such attornment but Tenant agrees to execute any documents, in recordable form, reasonably requested by the successor Landlord to confirm such attornment or to otherwise carry out the intent and purposes of this Paragraph ____.”

The requirements of this Subparagraph 15.D shall not apply to the Subleases in existence as of the date of this Lease or to any amendments, modifications or supplements thereto.

Paragraph 16:       Assignment, Mortgage, Etc.

A.           Tenant shall have the right to assign this Lease or the leasehold estate created hereby without the consent of Landlord. Tenant shall have the right to sublet all or any portion of the Demised Premises without the consent of Landlord, including, without limitation, the right to enter into Subleases that extend beyond the Term of this Lease.

B.           Subject to the terms of any Fee Mortgage, Tenant shall have the right to mortgage, hypothecate, or otherwise encumber (collectively, a “Leasehold Mortgage”) this Lease, or Tenant’s interest in the Demised Premises or any part thereof, without Landlord’s prior written consent.

Paragraph 17:       Default.

A.           If any one or more of the following events (herein sometimes called “Events of Default”) shall happen:

(1)          if Tenant shall fail to make due and punctual payment of any Fixed Rent or additional rent payable under this Lease or any other sum when and as the same shall become due and payable, and such failure shall continue for a period of five (5) days after written notice from Landlord; or

(2)          if Tenant shall fail in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease (other than those referred to in the foregoing Subparagraph 17.A.(l)) for a period of thirty (30) days after written notice from Landlord to Tenant specifying the items which Tenant has failed to perform or comply with, or in the case of any failure or a contingency which cannot with due diligence be cured within said thirty (30) day period, if Tenant fails to proceed within said thirty (30) day period to commence to cure the same and thereafter to prosecute the curing of such failure with due diligence (it being intended in connection with a failure not susceptible of being cured with due diligence within said thirty (30) day period that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence); or

(3)          if Tenant shall (i) apply for, or consent in writing to, the appointment of a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, or (iv) file a petition or an answer seeking a reorganization (other than a reorganization not involving the liabilities of Tenant) or an arrangement with creditors, or take advantage of any insolvency law, (v) file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceedings, (vi) admit in writing its inability to pay its debts as they mature, or (vii) be dissolved as the result of any adversary suit or proceedings; or

(4)          if an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking a reorganization of Tenant or the appointment of a custodian, receiver, trustee or liquidator of Tenant, or of all or substantially all of Tenant’s assets, and such order, judgment or decree shall continue unstayed and in effect, whether pursuant to appeal or otherwise, for any period of ninety (90) days; or

(5)          if an involuntary case is commenced against Tenant by the filing of a petition under Chapter 7 or Chapter 11 of Title 11 of the United States Bankruptcy Code and an order for relief is entered therein or the petition is not dismissed within ninety (90) days after the filing of such petition; or

(6)          if Dividend Capital Total Realty Operating Partnership LP (the “Operating Partnership”) shall default under that certain Guaranty dated as of the date of this Lease from the Operating Partnership to Landlord (the “Guaranty”) beyond any applicable notice and cure period contained therein; then and in any such event Landlord, at any time thereafter, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be no less than ten (10) days after the giving of such written notice, and upon said date this Lease and the term hereby demised and all rights of Tenant under this Lease, including any renewal privileges whether or not exercised, shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

B.          Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Demised Premises to Landlord and Landlord, upon or at any time after any such expiration or termination, may without further notice enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and (subject to the provisions of Subparagraph 17.D) all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same.

C.          At any time or from time to time after any such expiration or termination, Landlord may relet the Demised Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord in its uncontrolled discretion may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon any such re-letting.

D.         No such expiration or termination of this Lease shall relieve Tenant of Tenant’s liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Demised Premises or any part thereof shall have been relet, Tenant shall pay to Landlord the Fixed Rent and all other charges required to be paid by Tenant up to the time of such expiration or termination of this Lease. Thereafter, until the end of what would have been the term of this Lease in the absence of such expiration or termination, Tenant shall be liable to Landlord for and shall pay to Landlord as and for liquidated and agreed current damages for Tenant’s default, the equivalent of the amount of the Fixed Rent and the other rent and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any re-letting effected pursuant to the provisions of Subparagraph 17.C and any rent collected by Lender under any subleases not terminated, after deducting all of Landlord’s reasonable expenses in connection with such re-letting, including, without limitation, all repossession costs and reasonable attorneys’ fees.

E.          Tenant shall pay such current damages (herein called “deficiency”) to Landlord monthly on the days on which the Fixed Rent and other charges would have been payable under this Lease if this Lease were still in effect and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise. In addition, at any time after any such expiration or termination, whether or not Landlord shall have collected any deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the difference between the total of the Fixed Rent and other charges reserved under this Lease from the date of such expiration or termination for what would be the then unexpired term of this Lease if the same had remained in effect, and the then fair rental value of the Demised Premises for the same period, discounted at the rate of eight percent (8%) per annum.

F.          Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statute, or of the institution of legal proceedings to that end. Tenant, for and on behalf of Tenant and all persons claiming through or under Tenant, also waives any and all right of redemption or reentry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. Landlord and Tenant, so far as permitted by law, waive and will waive any and all right to a trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other in connection with any matters whatever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises and any claim of injury or damage. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease are not restricted in their technical legal meaning.

G.          No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

H.           Each right and remedy of the parties provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by either party of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

I.            Upon an Event of Default by Landlord hereunder, Tenant shall be entitled to recover against Landlord all of its reasonable costs and expenses, together with interest at the Default Rate on any sums determined to be due and payable to Tenant, in connection with any such default.

Paragraph 18:      Representations by Landlord.

A.          Tenant has inspected the Demised Premises and agrees to accept the Demised Premises in its “as is” condition as of the date of this Lease, and agrees that Landlord shall not be required to do any work to prepare the Demised Premises for use or occupancy by Tenant. Landlord’s agents have made no representations or promises with respect to the Improvements or the Demised Premises except as herein expressly set forth.

B.           Landlord hereby represents and warrants to Tenant as follows:

(i)          Landlord has fee title to the Demised Premises, subject to no liens or encumbrances other than Permitted Exceptions. The representation contained in this Subparagraph 18.B.(i) shall be true and correct as of this date and the Commencement Date.

(ii)        The Improvements were constructed in accordance with all applicable laws, legal requirements and building codes, the compliance with which was necessary in order to obtain a certificate of occupancy for the Improvements.

(iii)       Landlord, if a partnership, limited liability company, trust or corporation, is duly organized and validly existing under the laws of the state of its organization and is duly registered and qualified to do business in each jurisdiction where such registration or qualification is material to the transactions contemplated hereby and has been duly authorized by all necessary and appropriate action to enter into this Lease and to consummate the transaction contemplated herein, and the individuals executing this Lease on behalf of Landlord, have been duly authorized by all necessary and appropriate action on behalf of Landlord. Landlord, if an individual, has full power, authority and capacity to enter into this Lease and to consummate the transaction contemplated herein. When executed and delivered by Landlord, this Lease will constitute valid and legally binding obligations of Landlord, enforceable against Landlord in accordance with its terms.

(iv)        Neither the execution nor the delivery of this Lease nor the consummation of the transaction contemplated hereby nor fulfillment of or compliance with the terms and conditions of this Lease conflict with or will result in a breach of any of the terms, conditions or provisions of any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which Landlord is a party or by which it is bound, or constitutes or will constitute a breach, violation or default under any of the foregoing.

C.          During the term of this Lease, Landlord shall not voluntarily pursue an application for a zoning variance, land use approval, assessment, special improvement or similar action which would materially adversely affect Tenant’s use of the Demised Premises or materially increases Tenant’s cost to operate and maintain the Demised Premises.

D.          Landlord hereby transfers and assigns to Tenant any and all warranties and guaranties in Landlord’s possession which were obtained by Landlord (whether by specific agreement or as a matter of law) in connection with the construction or acquisition of the Improvements, and preparation of the Demised Premises, and agrees to cooperate with Tenant in connection with the enforcement of any of the foregoing. Landlord further agrees to execute any documents which Tenant may reasonably request in furtherance of the foregoing assignment.

Paragraph 19:      Quiet Enjoyment.

Landlord represents and covenants that Landlord has full right, power and authority to enter this Lease for the term herein granted and Landlord covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and other charges due hereunder, and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

Paragraph 20:      Subordination; Subleases.

A.          Subject to Tenant receiving a subordination and non-disturbance agreement as provided in Subparagraph 20.D from any existing or future Fee Mortgagee(s) or underlying lessors, this Lease, and all the rights of Tenant hereunder, are and shall be subject and subordinate to any and all Fee Mortgages now or hereafter existing and any other liens either in whole or in part on the Demised Premises, and any extension, renewal or modification of any such Fee Mortgages, and to any and all ground or underlying leases which may now or hereafter affect the Demised Premises or any portion thereof, and any extensions, renewals or modifications thereof. In confirmation of such subordination, Tenant shall execute promptly any certificate, in recordable form, that Landlord may reasonably request.

B.          Subject to Tenant receiving a subordination and non-disturbance agreement as provided in Subparagraph 20.D from any existing or future Fee Mortgagee(s) or underlying lessors, Tenant hereby agrees that, in the event that any Fee Mortgagee shall succeed to the rights of Landlord, or if any lessor of any underlying lease shall succeed to the position of Landlord under this Lease, then Tenant will recognize such successor Landlord as Landlord of this Lease and pay the rent and attorn to and perform the provisions of this Lease for the benefit of any such successor Landlord. No documentation other than this Lease shall be necessary to evidence such attornment but Tenant agrees to execute any documents, in recordable form, reasonably requested by the successor Landlord to confirm such attornment or to otherwise carry out the intent and purposes of this Paragraph 20.

C.          Intentionally omitted.

D.          Landlord, at no cost to Tenant, shall obtain from any future Fee Mortgagee or from any future lessor of any underlying lease, an agreement to the effect that, so long as no Event of Default shall at the time have occurred and be continuing hereunder, Tenant and its permitted subtenants and assigns shall not be made party to any proceeding to foreclose the Fee Mortgage or to terminate the underlying lease; that Tenant’s possession (and its permitted subtenants’ possession) of the Demised Premises under the term of this Lease shall not be terminated or disturbed as a result of the foreclosure of any Fee Mortgage or termination of any underlying lease; that such Fee Mortgagee or underlying lessor, as the case may be, will recognize Tenant as the direct tenant of such Fee Mortgagee or lessor on all of the terms and conditions of this Lease subject to the provisions hereinafter set forth; together with such other terms as are customarily contained in a subordination, non-disturbance and attornment agreement (any such agreement from a Fee Mortgagee or lessor is called a “Nondisturbance Agreement”). Tenant agrees it will execute any agreement consistent with the foregoing provisions which may be required to confirm the subordination of this Lease subject to the non-disturbance provisions above outlined. In any such agreement Tenant shall agree that, in the event that the Fee Mortgagee shall succeed to the rights of Landlord herein named, or if any lessor of any underlying lease shall succeed to the position of Landlord under this Lease, then Tenant will recognize such successor Landlord as the landlord of this Lease and pay the rent and attorn to and perform the provisions of this Lease for the benefit of any such successor Landlord.

E.          Any Nondisturbance Agreement may be made on the condition that, and Tenant hereby agrees that neither the Fee Mortgagee nor the lessor, as the case may be, nor anyone claiming by, through or under such Fee Mortgagee or lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

(i)          liable for any previous act or omission of Landlord under this Lease, except to the extent that a default continues after the date of foreclosure or purchase of the Demised Premises (in which case such default shall be deemed to have occurred on the date of transfer of title to the Demised Premises); or

(ii)        subject to any credit, claim, counterclaim, demand, defense or offset that previously accrued to Tenant against Landlord under this Lease; or

(iii)       obligated to perform any alteration or improvements of the premises not expressly required under this Lease; or

(iv)        be responsible for (a) the performance or completion of any construction work to be performed by Landlord under this Lease, or (b) any reimbursement or payment required by Landlord to Tenant or its designees pursuant to this Lease on account of work performed by, or for the account of, Tenant; or

(v)          be liable for the repayment of any monies owed by Landlord to Tenant; or

(vi)        have any obligation with respect to any security deposited under this Lease unless and to the extent such security shall have been transferred to the Fee Mortgagee or lessor, as the case may be, or anyone claiming by, through or under such party; or

(vii)       be bound by any previous prepayment of Fixed Rent or additional rent for more than one (1) quarter.

F.          On the date of this Lease, Tenant and Landlord shall execute and deliver an Assignment and Assumption of Subleases substantially in the form of Exhibit D, pursuant to which Landlord shall assign to Tenant and Tenant shall assume from Landlord all of Landlord’s right, title and interest in and obligations under each sublease for space at the Demised Premises (each, a “Sublease”; the sublessee under each Sublease being a “Sublesssee”), subject to the terms of this Subparagraph 20.F.

G.          Landlord agrees that upon the request of Tenant, Landlord shall execute and deliver to any Sublessee a commercially reasonable subordination, non-disturbance and attornment agreement pursuant to which Landlord will agree (i) that such Sublessee’s possession of the premises leased under such Sublessee’s lease shall not be disturbed as a result of the termination of this Lease and (ii) to recognize such Sublessee as a direct tenant of Landlord in the event of any such termination. Such subordination, non-disturbance and attornment agreement shall contain such other customary terms as are reasonably requested by such Sublessee, Landlord or Tenant. Tenant shall deliver to Landlord a true copy of each executed lease within seven (7) days of the date of execution and delivery thereof.

H.          In the event of a termination of this Lease by operation of law or otherwise, each Sublease shall continue in full force and effect as a direct lease between Landlord and Sublessee, and each Sublessee’s possession of the premises leased under the applicable Sublease shall not be disturbed as a result of the termination of this Lease.

Paragraph 21:      Brokerage.

A.          Tenant warrants and represents that it has not dealt with any realtor, broker or agent, in connection with the negotiation of this Lease and agrees to pay and to hold Landlord (and any partner, affiliate or principal (disclosed or undisclosed) of Landlord) harmless from any cost, expense or liability (including costs of suit and reasonable attorney’s fees) for any compensation, commission or charges claimed by any broker with respect to this Lease (other than any compensation, fees and expenses as set forth in in that certain Program Description Memorandum dated March 2, 2016 (the “Memorandum”) and the Property Supplement to the Memorandum dated [●],[●]), arising as a result of the acts of Tenant.

B.          Landlord warrants and represents that it has not dealt with any realtor, broker or agent in connection with the negotiation of this Lease (other than the Operating Partnership and its affiliates and subsidiaries) and agrees to pay and to hold Tenant harmless from any cost, expense or liability (including costs of suit and reasonable attorney’s fees) for any compensation, commission or charges claimed by any broker with respect to this Lease, arising as a result of the acts of Landlord.

Paragraph 22:      Lease Status.

Upon request of either party to this Lease, the other party will execute and deliver (within ten (10) business days after request therefor) an instrument stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties to this Lease, that there are no amendments of this Lease (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of such party’s knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions of this Lease to be performed by either party to this Lease, and that as of such date no default has been declared hereunder by either party to this Lease and that such party at the time has no knowledge of any factor or circumstance which it might reasonably believe would give rise to a default by either party.

Paragraph 23:      Holdover.

After the expiration of the term of this Lease if not extended, or extended term, if extended, if Tenant shall continue in possession thereafter, such possession shall be on a month-to-month basis upon the same terms of this Lease (except that the Fixed Rent payable by Tenant shall be at a rate equal to one hundred fifty percent (150%) of the average quarterly rent paid during the expired term) until terminated at the end of a month by either party upon thirty (30) days’ advance written notice to the other party.

Paragraph 24:      Definition and Liability of Landlord.

The term “Landlord” as used in this Lease means only the owner(s) or the mortgagee(s) in possession for the time being of the Demised Premises, so that in the event of any sale of the Demised Premises or an assignment of this Lease by Landlord or such mortgagee, or a demise of the Demised Premises, Landlord (and each of the partners and principals (disclosed and undisclosed) of Landlord) shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder, provided such successor Landlord agrees in writing to assume all such obligations, whether arising prior or subsequent to the date of such assignment. In the event of any of the foregoing transfers by Landlord (or any assignee of Landlord), Landlord (or such assignee) shall deliver to Tenant a written agreement from the purchaser(s), assignee(s) or lessee(s) of Landlord’s (or such assignee’s) interest in this Lease or the Demised Premises, that the purchaser, assignee or lessee has assumed and agreed to observe and perform all obligations of Landlord hereunder including, without limitation, all obligations which were the responsibility of the prior Landlord hereunder, but only with respect to the period ending with a subsequent transfer of such purchaser’s, assignee’s, or lessee’s interest in the Demised Premises.

It is specifically understood and agreed that there shall be no personal liability on Landlord (or any of the partners or principals (disclosed or undisclosed) of Landlord) in respect of any of the covenants, conditions or provisions of this Lease; and in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Demised Premises, the Improvements, and the Land for the satisfaction of Tenant’s remedies.

Paragraph 25:      Environmental Covenants.

Tenant hereby unconditionally covenants and agrees with Landlord, as follows:

A.          Tenant shall not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Demised Premises or transport to or from the Demised Premises any Hazardous Substance, and shall use reasonable efforts to not allow any other person or entity to do so, except in compliance with Environmental Laws. Tenant shall not install or permit to be installed any asbestos or storage tanks at the Demised Premises and shall remedy all violations of Environmental Laws with respect thereto which arise as a direct result of Tenant’s actions, including, but not limited to, removal of asbestos and/or storage tanks in the manner and as required by applicable Environmental Laws.

B.          During the term of this Lease, Tenant shall use reasonable efforts to keep and maintain the Demised Premises in compliance with, and to not cause or permit the Demised Premises to be in violation of any Environmental Law and shall promptly take corrective action to remedy such noncompliance which arises as a direct result of Tenant’s actions.

Paragraph 26:      Memorandum of Lease.

At Tenant’s request, Landlord and Tenant shall enter into a Memorandum of Lease for recording substantially in the form of Exhibit B (the “Memorandum of Lease”). Tenant shall have the right, at Tenant’s expense, to record said Memorandum of Lease; provided, however, that upon the termination of the Lease, Tenant shall terminate the Memorandum of Lease of record pursuant to the Termination of Memorandum of Lease set forth in Exhibit C (the “Termination of Memorandum of Lease”), and Tenant hereby appoints Landlord its attorney-in-fact to execute and record such Termination of Memorandum of Lease if Tenant shall fail to do so as required herein. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, cost, damage, expense, liability and claims (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord as the result of Tenant’s breach of this Paragraph 26.

Paragraph 27:      Arbitration.

A.          Any dispute, claim or controversy arising out of or relating to this Lease, or breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Lease, shall be determined by binding arbitration in Denver, Colorado, before a sole arbitrator. Arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. The arbitrator shall, in the award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

B.          Anything to the contrary therein notwithstanding, the provisions of Subparagraph 27.A shall not apply with respect to any application made by any party to this Lease for injunctive relief under this Lease.

Paragraph 28:      Governing Law.

This Lease shall be governed by and construed in accordance with the laws of [●]. The parties hereby: (a) submit to personal jurisdiction in Denver, Colorado for the enforcement of this Lease; and (b) waive any and all personal rights under the law of any state or the District of Columbia to object to jurisdiction within Denver, Colorado for the purposes of litigation to enforce this Lease. Tenant agrees that in any action or proceeding brought under this Lease, Tenant shall waive trial by jury.

Paragraph 29:      Notices.

Any notice to be given or other document or payment to be delivered by any party to any other party hereunder may be delivered by (a) depositing the same with the United States Postal Service, addressed to the party to be notified, postage prepaid, registered or certified mail with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission with confirmation of receipt to the party sending same, if a copy is deposited with the United States Postal Service as provided in subpart (a) above, and addressed to the party for whom intended, as follows:

If to Tenant:	DCX [●] MASTER TENANT LLC
c/o Dividend Capital Total Realty Operating Partnership LP
518 17th Street, 17th Floor
Denver, Colorado 80202
Attention:        M. Kirk Scott
Facsimile:        (303) 577-9797
Telephone: (303) 339-3609
With a copy to:	DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC. 518 17th Street, 17th Floor Denver, Colorado 80202 Attention: Joshua Widoff Facsimile: (303) 869-4602 Telephone: (303) 597-0483

With a copy to:	BRYAN CAVE LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203 Attention: Robert Bach Facsimile: (303) 335-3736 Telephone: (303) 866-0236
If to Landlord:	DCX [●] DST c/o DCX [●] Manager LLC 518 17th Street, 17th Floor Denver, Colorado 80202 Attention: M. Kirk Scott Facsimile: (303) 577-9797 Telephone: (303) 339-3609
With a copy to:	DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC. 518 17th Street, 17th Floor Denver, Colorado 80202 Attention: Joshua Widoff Facsimile: (303) 869-4602 Telephone: (303) 597-0483
With a copy to:	BRYAN CAVE LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203 Attention: Robert Bach Facsimile: (303) 335-3736 Telephone: (303) 866-0236

Either party may, by notice given to the other party, designate a new address to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notice shall be conclusively be presumed to have been received by a party on the date the notice is shown as received on a registered or certified mail return receipt, Federal Express or courier return receipt or fax confirmation of receipt.

Paragraph 30:      Entire Agreement.

This Lease and the Exhibits and Schedules attached to this Lease set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

Paragraph 31:      Assigns.

Subject to the terms and conditions of this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors, assigns and legal representatives (including any Fee Mortgagee(s)). Tenant hereby acknowledges that Landlord shall have the absolute right to transfer one or more undivided interests in the Demised Premises without the consent of or notice to Tenant, in which event such transferee shall be deemed to be a “Landlord” hereunder. As soon as reasonably practicable after any such transfer, the transferor of such interests in the Demised Premises shall deliver a notice to Landlord and Tenant of such transfer, which notice shall include a revised Schedule 2 reflecting each Landlord’s undivided percentage interest in the Demised Premises, but the failure to deliver any such notice shall not affect Landlord’s rights or Tenant’s obligations hereunder.

Paragraph 32:      Invalidity of Particular Provisions.

If any term or provision of this Lease or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Paragraph 33:      Severability.

If any portion of this Lease shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy (a) the remaining portions of this Lease shall not be affected thereby and shall remain in full force and effect to the fullest extent permissible by law and (b) in lieu of such invalid and unenforceable provision, there will be added automatically as a part of this Lease a provision as similar in terms to the invalid or unenforceable provision as may be possible and be valid and enforceable.

Paragraph 34:      Captions.

Captions or titles of the sections, paragraphs and subparagraphs of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

Paragraph 35:      Surrender of the Demised Premises.

Except as otherwise herein provided, at the expiration of the term of this Lease, Tenant will peaceably yield up to Landlord the Demised Premises, broom clean, in as good order and repair as when delivered to Tenant, ordinary wear and tear and damage by the elements excepted.

Paragraph 36:      Certificate of Occupancy.

Landlord agrees to cooperate with Tenant, and to use reasonable efforts to cause Landlord’s architect to cooperate with Tenant, in connection with Tenant’s obtaining any certificate of occupancy which may be required as a result of any work done in the Demised Premises by Tenant.

Paragraph 37:      Name Buildings/Demised Premises; Signs.

Pursuant to and in compliance with any applicable rules, regulations and legal requirements, Tenant shall have the right to name the any building located at the Demised Premises, or the Demised Premises themselves and, at its expense, to install and maintain a sign on the exterior of such building, or on the Land. Tenant shall, prior to erecting any such sign, submit to Landlord final drawings of the sign proposed to be installed by Tenant, showing the location, proposed appearance, dimensions, and manner of affixation to the Demised Premises. Tenant, at its expense, shall obtain prior to the erection of any sign, such permits as Tenant may be required to obtain from any and all public authorities having jurisdiction with respect to the erection, installation, maintenance or use of said sign. Landlord agrees to cooperate with Tenant in the obtaining of any such permits. Tenant shall, at its expense, maintain and repair said sign in compliance with all applicable laws and requirements of public authorities. At the expiration or earlier termination of this Lease, or in the event that any governmental authority having jurisdiction shall revoke any permits required to maintain the sign, Landlord may require Tenant to remove, at Tenant’s expense, any sign installed pursuant to this Lease, and to restore any affected areas of the Demised Premises to their preexisting condition as nearly as may be practicable.

Paragraph 38:      Attorneys’ Fees.

If either party institutes an action or proceeding against the other party relating to the provisions of this Lease, then the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its actual attorneys’ fees, and all fees, costs and expenses incurred on any appeal or in collection of any judgment.

Paragraph 39:      Definitions.

The following terms have been defined in the locations set forth below:

(a)          “Architect” has the meaning set forth in Subparagraph 11.A.

(b)          “Builder’s Risk Insurance Policy” has the meaning set forth in Paragraph 10.

(c)          “Commencement Date” has the meaning set forth in Paragraph 1.

(d)          “Default Rate” has the meaning set forth in Subparagraph 2.B.

(e)          “Demised Premises” has the meaning set forth in the recitals.

(f)          “Environmental Law” means all applicable present and future laws, statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Demised Premises or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.

(g)          “Environmental Law” means all applicable present and future laws, statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Demised Premises or the environment.

(h)          “Events of Default” has the meaning set forth in Subparagraph 17.A.

(i)           “Excepted Item” has the meaning set forth in Paragraph 9.

(j)           “Expiration Date” has the meaning set forth in Paragraph 1.

(k)          “Fee Mortgage” has the meaning set forth in Subparagraph 4.B.

(l)           “Fee Mortgagee” has the meaning set forth in Subparagraph 4.B.

(m)         “Flood Hazard Area” has the meaning set forth in Subparagraph 10.D.

(n)          “Fixed Rent” has the meaning set forth in Subparagraph 2.A.

(o)          “Governmental Authority” has the meaning set forth in Subparagraph 11.D.

(p)          “Guaranty” has the meaning set forth in Subparagraph 17.A.(6).

(q)          “Hazardous Substances” has the meaning set forth in Paragraph 9.

(r)           “Improvements” has the meaning set forth in the Recitals.

(s)          “Land” has the meaning set forth in the Recitals.

(t)           “Landlord” has the meaning set forth in the initial paragraph of this Lease as further defined in Paragraph 24 and Paragraph 31.

(u)          “Lease” has the meaning set forth in the initial paragraph of this Lease.

(v)          “Leasehold Mortgage” has the meaning set forth in Subparagraph 16.C

(w)         “Memorandum of Lease” has the meaning set forth in Paragraph 26.

(x)          “Nondisturbance Agreement” has the meaning set forth in Subparagraph 20.E.

(y)          “Personalty” has the meaning set forth in the Recitals.

(z)          “Prime Rate” has the meaning set forth in Subparagraph 2.B.

(aa)        “Repair” has the meaning set forth in Subparagraph 11.A.

(bb)       “Specialty Items” has the meaning set forth in Subparagraph 6.C.

(cc)        “Sublease” has the meaning set forth in Subparagraph 20.F.

(dd)       “Sublessee” has the meaning set forth in Subparagraph 20.F.

(ee)        “Taxes” has the meaning set forth in Subparagraph 4.A.

(ff)         “Tenant” has the meaning set forth in the initial paragraph of this Lease.

(gg)       “Tenant Improvements” has the meaning set forth in Subparagraph 6.A.

(hh)       “Term” has the meaning set forth in Paragraph 1.

(ii)          “Termination of Memorandum of Lease” has the meaning set forth in Paragraph 26.

(Signatures appear on the following page)

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

[INSERT WITNESS BLOCKS, IF NECESSARY]

LANDLORD:

DCX [●] DST, a Delaware statutory trust

By: DCX [●] Manager LLC, a Delaware limited liability company, its manager

By: DCX Manager LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

[INSERT PROPER NOTARY BLOCKS, IF NECESSARY]

[Signature Page to Master Lease ([●])]

TENANT:

DCX [●] MASTER TENANT LLC, a Delaware limited liability company,

By: DCX Master Tenant LLC, a Delaware limited liability company, its sole member

By: DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By: Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

By:
Name:
Title:

[INSERT PROPER NOTARY BLOCKS, IF NECESSARY]

[Signature Page to Master Lease ([●])]

EXHIBIT A

(Legal Description)

EXHIBIT B

Form of Memorandum of Lease

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, is made and entered into as of this [●] day of [●],[●], by and between DCX [●] DST, a Delaware statutory trust (together with its successors and assigns, “Landlord”), and DCX [●] Master Tenant LLC, a Delaware limited liability company, having an address at 518 17th Street, 17th Floor, Denver, Colorado 80202 (together with its successors and assigns, “Tenant”).

W I T N E S S E T H :

Landlord and Tenant have entered into that certain Master Lease dated as of [●],[●], by and between Landlord and Tenant (the “Master Lease”) to which reference is here made, with respect to all that certain piece or parcel of land, together with all appurtenances thereto (but excluding any Tenant Improvements to be constructed or placed thereon, which shall remain the property of Tenant until the termination hereof), situated, lying and being in the City of [●], County of [●], State of [●], and being bounded and described as set forth in Exhibit A attached hereto and made a part of this Memorandum (the “Demised Premises”). Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Master Lease.

Landlord acquired title to the Demised Premises by deed filed with [●] as [Document No. ________].

The term of the Master Lease shall commence on [●],[●] and shall end at midnight on the date which shall be twenty (20) years from the date the Master Lease commences.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanics’ or other liens for such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises.

All contracts Tenant makes for such labor or materials shall include a provision declaring that Tenant in no way acts as Landlord’s agent in making such contract, and that Landlord’s interest in the Demised Premises shall not be subject to any mechanics’ or other liens, on account of such labor or materials.

The sole purpose of this instrument is to give notice of the Master Lease and all of its terms, covenants and conditions to the same extent as if the same were fully set forth herein.

[Signatures follow]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and date first above written.

[INSERT WITNESS BLOCKS, IF NECESSARY]

LANDLORD:

DCX [●] DST, a Delaware statutory trust

By: DCX [●] Manager LLC, a Delaware limited liability company, its manager

By: DCX Manager LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

[INSERT PROPER NOTARY BLOCKS, IF NECESSARY]

[Signature Page to Memorandum of Lease ([●])]

TENANT:

DCX [●] MASTER TENANT LLC, a Delaware limited liability company,

By: DCX Master Tenant LLC, a Delaware limited liability company, its sole member

By: DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By: Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

By:
Name:
Title:

[INSERT PROPER NOTARY BLOCKS, IF NECESSARY]

[Signature Page to Memorandum of Lease ([●])]

EXHIBIT C

Form of Termination of Memorandum of Lease

THIS AGREEMENT made as of the _____ day of _________, 20__, by and between _______________________(the “Landlord”) and ____________________ (the “Tenant”).

W I T N E S S E T H:

WHEREAS, by that certain Master Lease dated as of [_________________], (the “Lease”) Landlord leased to Tenant the real estate described in Exhibit A attached hereto, and the improvements thereon, a memorandum of which Lease is filed with [●] as [Document No. ________]; and

WHEREAS, Tenant has offered to terminate said Lease and Landlord desires to accept such offer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.          The term of said Lease shall be cancelled as of _____________, 20__.

2.          Landlord hereby agrees that Tenant shall be and is hereby released from all obligations and liabilities of the Tenant to be performed under the Lease from and after the date of cancellation.

3.          Tenant hereby agrees that Landlord shall be and is hereby released from all obligations, duties and liabilities of Landlord to be performed under the Lease from and after the date of cancellation.

4.          This Agreement shall be binding upon and inure to the benefit of the parties hereto, their (heirs) (successors) and assigns.

LANDLORD: DCX [●] DST, a Delaware statutory trust By: DCX [●] Manager LLC, a Delaware limited liability company, its manager By: DCX Manager LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

[Signature Page to Termination of Memorandum of Lease ([●])]

TENANT:

DCX [●] MASTER TENANT LLC, a Delaware limited liability company,

By: DCX Master Tenant LLC, a Delaware limited liability company, its sole member

By: DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By: Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

By:

Name:
Title:

[INSERT PROPER NOTARY BLOCKS, IF NECESSARY]

[Signature Page to Termination of Memorandum of Lease ([●])]

EXHIBIT D

Form of Assignment and Assumption of Subleases

FORM OF ASSIGNMENT AND ASSUMPTION OF SUBLEASE

THIS ASSIGNMENT AND ASSUMPTION OF SUBLEASES (this “Assignment”) is made as of [●],[●], by and among DCX [●] DST, a Delaware statutory trust, having an address at 518 17th Street, 17th Floor, Denver, Colorado 80202 (together with its successors and assigns, collectively, “Assignor”), and DCX [●] Master Tenant LLC, a Delaware limited liability company, having an address at 518 17th Street, 17th Floor, Denver, Colorado 80202 (together with its successors and assigns, collectively “Assignee”).

WITNESSETH:

WHEREAS, the Property (as defined below) is subject to that certain Master Lease dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Master Lease”), pursuant to which Assignee will lease from Assignor the Property (as defined below);

WHEREAS, Assignor is the landlord under those certain leases described on Exhibit A attached hereto and made a part hereof (such leases, as amended, modified and/or supplemented to date, the “Subleases” and the leasehold interests created thereby, the “Sublease Interests”) of certain improved real property commonly known as the [●] with a street address of [●] as more particularly described on Exhibit B attached hereto and made a part hereof (the “Property”);

WHEREAS, under the terms and conditions of the Master Lease, it was contemplated that Assignor and Assignee would enter into this Assignment; and

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Subleases, the Sublease Interests and all guaranties, if any (collectively, the “Guaranties”), of the obligations of the tenants under the Subleases and all security deposits of such tenants, if any (collectively, the “Security Deposits”), and Assignee desires to accept such assignment, each upon the terms, covenants and conditions herein contained.

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT:

1.           Assignment. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor as landlord under all of the Subleases, the Sublease Interests, the Guaranties and the Security Deposits, TO HAVE AND TO HOLD all of the foregoing unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.           Assumption. Assignee hereby accepts the foregoing assignment of the Subleases, the Sublease Interests, the Guaranties and the Security Deposits from and after the date hereof, and assumes the obligations thereunder first arising from and after the date hereof.

3.           Binding Effect; Governing Law. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of [●] and may not be modified or amended except by written agreement signed by both parties.

4.           Indemnity. Assignor shall be responsible for all matters, constituting obligations of the lessor under the Subleases, arising in connection with the Subleases or the Property prior to the date hereof, and Assignee shall be responsible for all matters, constituting obligations under the Subleases, arising in connection with the Subleases or the Property on and after the date hereof, subject to the terms of the Master Lease.

(a)          Assignor agrees to defend, indemnify, and hold Assignee and all affiliates, subsidiaries, related corporations, related partnerships, officers, directors, employees and agents of Assignee fully and completely harmless from and against any and all cost, expense, liability, claim, damages, assertion or demand whatsoever, of any kind or nature (collectively, the “Liabilities”), asserted by any third party whatsoever, arising prior to the date hereof in connection with the Subleases, which Liabilities result from unperformed obligations under the Subleases or otherwise arise solely as a result of the acts or omissions to act of Assignor.

(b)          Assignee agrees to defend, indemnify, and hold Assignor and all affiliates, subsidiaries, related corporations, related partnerships, officers, directors, employees and agents of Assignor fully and completely harmless from and against any and all Liabilities, asserted by any third party whatsoever, arising on or subsequent to the date hereof in connection with the Subleases, which Liabilities result from unperformed obligations under the Subleases or otherwise arise solely as a result of the acts or omissions to act of Assignee.

(c)          The parties acknowledge that these indemnities are a material part of this Assignment and that the parties would not enter into this Assignment without the indemnities contained herein.

5.           Ratification. Nothing in this Assignment alters or amends any covenants, representations, warranties or indemnities set forth in the Subleases, all of which shall be independent of the terms and conditions of this Assignment.

6.           No Warranties. This Assignment is made without representation, warranty (express or implied) or recourse of any kind.

7.           Counterparts; Execution. This Assignment may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement. Executed copies hereof may be delivered by facsimile, PDF or email, and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile, PDF or email, the parties will use their best efforts to deliver originals as promptly as possible after execution.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Assignment on the day and year first above written.

ASSIGNOR: DCX [●] DST, a Delaware statutory trust By: DCX [●] Manager LLC, a Delaware limited liability company, its manager By: DCX Manager LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

[Signature Page to Assignment and Assumption of Subleases ([●])]

ASSIGNEE:

DCX [●] MASTER TENANT LLC, a Delaware limited liability company,

By: DCX Master Tenant LLC, a Delaware limited liability company, its sole member

By: DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By: Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

By:
Name:
Title:

[INSERT PROPER NOTARY BLOCKS, IF NECESSARY]

[Signature Page to Assignment and Assumption of Subleases ([●])]

SCHEDULE 1

Rent

Payment Date	Fixed Rent Payment

SCHEDULE 2

Percentage Interests

Landlord	Address for Notice	Percentage Interest
TRT [●] LLC	518 17th Street, 17th Floor, Denver, Colorado 80202	100%